Exhibit 99

Form 3 Joint Filer Information

Name:   Morgenthaler Venture Partners V, L.P.

Address:   2710 Sand Hill Road
           Suite 100
           Menlo Park, CA 94025

Designated Filer:   Gary Shaffer

Issuer & Ticker Symbol:   Thermage, Inc. (THRM)

Date of Event Requiring Statement:   11/09/2006

Signature:   /s/ Gary Shaffer, for Morgenthaler Management Partners V, LLC

as general partner of Morgenthaler Venture Partners V, L.P.

Name:   Morgenthaler Management Partners V, LLC

Address:   2710 Sand Hill Road
           Suite 100
           Menlo Park, CA 94025

Designated Filer:   Gary Shaffer

Issuer & Ticker Symbol:   Thermage, Inc. (THRM)

Date of Event Requiring Statement:   11/09/2006

Signature:   /s/ Gary Shaffer, General Partner

Name:   Morgenthaler Partners VII, L.P.

Address:   2710 Sand Hill Road
           Suite 100
           Menlo Park, CA 94025

Designated Filer:   Gary Shaffer

Issuer & Ticker Symbol:   Thermage, Inc. (THRM)

Date of Event Requiring Statement:   11/09/2006

Signature:   /s/ Gary Shaffer, for Morgenthaler Management Partners VII, LLC

as general partner of Morgenthaler Partners VII, L.P.

Name:   Morgenthaler Management Partners VII, LLC

Address:   2710 Sand Hill Road
           Suite 100
           Menlo Park, CA 94025

Designated Filer:   Gary Shaffer

Issuer & Ticker Symbol:   Thermage, Inc. (THRM)

Date of Event Requiring Statement:   11/09/2006

Signature:   /s/ Gary Shaffer, General Partner